Exhibit 99.1
EPR Properties Reports Fourth Quarter and 2023 Year-End Results
Introduces Earnings and Investment Spending Guidance for 2024
Announces 3.6% Increase in Monthly Dividend

Kansas City, MO, February 28, 2024 -- EPR Properties (NYSE:EPR) today announced operating results for the fourth quarter and year ended December 31, 2023 (dollars in thousands, except per share data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023 (2)	2022 (3)	2023 (2)	2022 (3)
Total revenue	$171,981	$178,703	$705,668	$658,031
Net income available to common shareholders	39,489	36,287	148,901	152,088
Net income available to common shareholders per diluted common share	0.52	0.48	1.97	2.03
Funds From Operations as adjusted (FFOAA)(1)	90,240	94,967	397,194	355,157
FFOAA per diluted common share (1)	1.18	1.25	5.18	4.69
Adjusted Funds From Operations (AFFO) (1)	88,475	96,799	400,643	370,340
AFFO per diluted common share (1)	1.16	1.27	5.22	4.89

Note: Each of the measures above include deferred rent and interest collections from cash basis customers that were recognized as revenue of $0.6 million and $36.4 million, and $6.2 million and $17.7 million, for the three months and years ended December 31, 2023 and 2022, respectively.
(1) A non-GAAP financial measure.
(2) Each of the measures above for the three months and year ended December 31, 2023 include lease termination fees recognized as revenue of $2.5 million and $3.4 million, respectively.
(3) Total revenue, net income available to common shareholders and net income available to common shareholders per diluted common share for the three months and year ended December 31, 2022 each include $9.1 million of sale participation income.

Fourth Quarter Company Headlines
•Executes on Investment Pipeline - During the fourth quarter of 2023, the Company's investment spending totaled $133.9 million, bringing the total investment spending for the year to $269.4 million, which included $77.0 million for a mortgage note related to three premier resort and day spas in the Northeastern U.S. and $9.4 million for the acquisition of the Company's third climbing gym in Belmont, California.
•Strong Liquidity Position - As of December 31, 2023, the Company had cash on hand of $78.1 million, no borrowings on its $1.0 billion unsecured revolving credit facility and a consolidated debt profile that is all at fixed interest rates with only $136.6 million maturing in 2024.
•Introduces 2024 Guidance - The Company is introducing FFOAA per diluted common share guidance for 2024 of $4.76 to $4.96, representing an increase of 3.2% at the midpoint over 2023 after excluding the impact from both years of out-of-period deferred rent and interest collections from cash-basis customers included in income. The Company is also introducing investment spending guidance for 2024 of $200.0 million to $300.0 million and disposition proceeds guidance of $50.0 million to $75.0 million.
•Announces Increase in Monthly Dividend - Based on the Company's expectation of its financial results for 2024, the Company is announcing an increase in its monthly dividend of 3.6%.

“We concluded 2023 with positive momentum, as we executed on our investment spending and delivered strong earnings growth. We also saw sustained strength in our customers’ businesses, with continued consumer spending on experiences and strong North American box office growth of over 20% compared to 2022,” stated Company President and CEO Greg Silvers. “We have prioritized maintaining a strong balance sheet while providing the financial flexibility to execute on our pipeline of opportunities. We will continue our disciplined capital deployment while seeking to deliver reliable earnings growth. Lastly, we are pleased to announce a 3.6% increase in our monthly dividend to common shareholders.”

Investment Update
The Company's investment spending during the three months ended December 31, 2023 totaled $133.9 million, bringing the total investment spending for the year ended December 31, 2023 to $269.4 million, which included $77.0 million for a mortgage note related to three premier resort and day spas in the Northeastern U.S. and $9.4 million for the acquisition of the Company's third climbing gym in Belmont, California. The mortgage note for the resort and day spas includes commitments of $47.1 million to fund future projects. Investment spending for the quarter also included experiential build-to-suit development and redevelopment projects.

As of December 31, 2023, the Company has committed an additional approximately $240.0 million for experiential development and redevelopment projects (including the mortgage note commitment of $47.1 million discussed above), which is expected to be funded over the next two years. The Company will continue to be more selective in making investments, utilizing cash on hand, excess cash flow, disposition proceeds and borrowings under our line of credit, until such time as the Company's cost of capital further improves.

Strong Liquidity Position
The Company remains focused on maintaining strong liquidity and financial flexibility. The Company had $78.1 million of cash on hand at quarter-end, no borrowings on its $1.0 billion unsecured revolving credit facility and a consolidated debt profile that is all at fixed interest rates with only $136.6 million maturing in 2024.

Capital Recycling
During the fourth quarter of 2023, the Company completed the sales of two operating theatre properties, one vacant theatre property and one vacant early childhood education center property for net proceeds totaling $22.2 million and recognized a net loss on sale of $3.6 million for the quarter. Disposition proceeds totaled $57.2 million for the year ended December 31, 2023.

Subsequent to year-end, the Company completed the sale of two cultural properties for net proceeds of approximately $45.0 million and expects to recognize a gain on sale of approximately $17.0 million during the three months ending March 31, 2024, in connection with this sale.

Portfolio Update
The Company's total assets were $5.7 billion (after accumulated depreciation of approximately $1.4 billion) and total investments (a non-GAAP financial measure) were approximately $6.8 billion at December 31, 2023, with Experiential investments totaling $6.3 billion, or 93%, and Education investments totaling $0.5 billion, or 7%.

The Company's Experiential portfolio (excluding property under development and undeveloped land inventory) consisted of the following property types (owned or financed) at December 31, 2023:

•166 theatre properties;
•58 eat & play properties (including seven theatres located in entertainment districts);
•23 attraction properties;
•11 ski properties;
•seven experiential lodging properties;
•20 fitness & wellness properties;
•one gaming property; and
•three cultural properties.

As of December 31, 2023, the Company's owned Experiential portfolio consisted of approximately 19.8 million square feet, which includes 0.6 million square feet of properties the Company intends to sell. The Experiential portfolio, excluding the properties the Company intends to sell, was 99% leased and included a total of $131.3 million in property under development and $20.2 million in undeveloped land inventory.

The Company's Education portfolio consisted of the following property types (owned or financed) at December 31, 2023:
•61 early childhood education center properties; and
•nine private school properties.

As of December 31, 2023, the Company's owned Education portfolio consisted of approximately 1.3 million square feet, which includes 39 thousand square feet of properties the Company intends to sell. The Education portfolio, excluding the properties the Company intends to sell, was 100% leased.

The combined owned portfolio consisted of 21.1 million square feet and was 99% leased excluding the 0.6 million square feet of properties the Company intends to sell.

Dividend Information
The Company's Board of Trustees declared its monthly cash dividend to common shareholders of $0.285 per share payable April 15, 2024 to shareholders of record as of March 28, 2024. This dividend represents an annualized dividend of $3.42 per common share, an increase of 3.6% over the prior year's annualized dividend (based upon the monthly dividend at the end of the prior year).

Additionally, the Company's Board of Trustees declared its regular quarterly dividends to preferred shareholders of $0.359375 per share on both the Company's 5.75% Series C cumulative convertible preferred shares and Series G cumulative redeemable preferred shares and $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares, payable April 15, 2024 to shareholders of record as of March 28, 2024.

Retirement of Executive Vice President, General Counsel and Secretary
Today the Company announced the retirement of Craig Evans, Executive Vice President, General Counsel and Secretary, effective March 1, 2024. Paul Turvey, who currently serves as Senior Vice President and Associate General Counsel, will assume the role of General Counsel and Secretary upon Mr. Evans' retirement.

Mr. Evans has been with the Company as General Counsel since 2015, having previously worked closely with the Company for many years as a partner at the law firm Stinson LLP, the Company’s outside counsel. Mr. Turvey joined the Company in 2013 as Associate General Counsel and has been a valuable member of the management team. Prior to joining the Company, he was a partner at the law firm Dentons, and practiced in the firm’s Real Estate Group.

“Craig has been a trusted advisor, providing legal and strategic counsel on a wide range of matters,” stated Company Chairman and CEO Greg Silvers. “We are very grateful to Craig for his years of service and contributions to the Company, and we wish him all the best in his retirement.

Additionally, we are confident in a smooth transition as Paul has an extended and respected tenure with the Company.”

2024 Guidance
(Dollars in millions, except per share data):

Measure
Net income available to common shareholders per diluted common share	$2.74	to	$2.94
FFOAA per diluted common share	$4.76	to	$4.96
Investment spending	$200.0	to	$300.0
Disposition proceeds	$50.0	to	$75.0
The Company is introducing its 2024 guidance for FFOAA per diluted common share of $4.76 to $4.96, representing an increase of 3.2% at the midpoint over 2023 after excluding the impact from both years of out-of-period deferred rent and interest collections from cash-basis customers included in income. The 2024 guidance for FFOAA per diluted common share is based on a FFO per diluted common share range of $4.74 to $4.94 adjusted for transaction costs, deferred income tax benefit and retirement and severance expense. FFO per diluted common share for 2024 is based on a net income available to common shareholders per diluted common share range of $2.74 to $2.94 plus estimated real estate depreciation and amortization of $2.14 and allocated share of joint venture depreciation of $0.13, less estimated gain on sale of real estate of $0.22 and the impact of Series C and Series E dilution of $0.05 (in accordance with the NAREIT definition of FFO).

Additional earnings guidance detail can be found in the Company's supplemental information package available in the Investor Center of the Company's website located at https://investors.eprkc.com/earnings-supplementals.

Conference Call Information
Management will host a conference call to discuss the Company's financial results on February 29, 2024 at 8:30 a.m. Eastern Time. The call may also include discussion of Company developments and forward-looking and other material information about business and financial matters. The conference will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company's website located at https://investors.eprkc.com/webcasts. To access the audio-only call, visit the Webcasts page for the link to register and receive dial-in information and a PIN providing access to the live call. It is recommended that you join 10 minutes prior to the start of the event (although you may register and dial-in at any time during the call).

You may watch a replay of the webcast by visiting the Webcasts page at https://investors.eprkc.com/webcasts.

Quarterly and Year-End Supplemental
The Company's supplemental information package for the fourth quarter and year ended December 31, 2023 is available in the Investor Center on the Company's website located at https://investors.eprkc.com/earnings-supplementals.

EPR Properties
Consolidated Statements of Income
(Unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Rental revenue	$148,738	$152,652	$616,139	$575,601
Other income	12,068	16,756	45,947	47,382
Mortgage and other financing income	11,175	9,295	43,582	35,048
Total revenue	171,981	178,703	705,668	658,031
Property operating expense	14,759	13,747	57,478	55,985
Other expense	13,539	7,705	44,774	33,809
General and administrative expense	13,765	13,082	56,442	51,579
Severance expense	—	—	547	—
Transaction costs	401	993	1,554	4,533
Provision (benefit) for credit losses, net	1,285	1,369	878	10,816
Impairment charges	2,694	22,998	67,366	27,349
Depreciation and amortization	40,692	41,303	168,033	163,652
Total operating expenses	87,135	101,197	397,072	347,723
(Loss) gain on sale of real estate	(3,612)	347	(2,197)	651
Income from operations	81,234	77,853	306,399	310,959
Interest expense, net	30,337	31,879	124,858	131,175
Equity in loss from joint ventures	4,701	3,559	6,768	1,672
Impairment charges on joint ventures	—	—	—	647
Income before income taxes	46,196	42,415	174,773	177,465
Income tax expense	667	86	1,727	1,236
Net income	$45,529	$42,329	$173,046	$176,229
Preferred dividend requirements	6,040	6,042	24,145	24,141
Net income available to common shareholders of EPR Properties	$39,489	$36,287	$148,901	$152,088
Net income available to common shareholders of EPR Properties per share:
Basic	$0.52	$0.48	$1.98	$2.03

Diluted	$0.52	$0.48	$1.97	$2.03
Shares used for computation (in thousands):
Basic	75,330	75,022	75,260	74,967
Diluted	75,883	75,111	75,715	75,043

EPR Properties
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands)

	December 31, 2023	December 31, 2022
Assets
Real estate investments, net of accumulated depreciation of $1,435,683 and $1,302,640 at December 31, 2023 and December 31, 2022, respectively	$4,537,359	$4,714,136
Land held for development	20,168	20,168
Property under development	131,265	76,029
Operating lease right-of-use assets	186,628	200,985
Mortgage notes and related accrued interest receivable, net	569,768	457,268
Investment in joint ventures	49,754	52,964
Cash and cash equivalents	78,079	107,934
Restricted cash	2,902	2,577
Accounts receivable	63,655	53,587
Other assets	61,307	73,053
Total assets	$5,700,885	$5,758,701
Liabilities and Equity
Accounts payable and accrued liabilities	$94,927	$80,087
Operating lease liabilities	226,961	241,407
Dividends payable	31,307	27,438
Unearned rents and interest	77,440	63,939
Debt	2,816,095	2,810,111
Total liabilities	3,246,730	3,222,982
Total equity	$2,454,155	$2,535,719
Total liabilities and equity	$5,700,885	$5,758,701

Non-GAAP Financial Measures

Funds From Operations (FFO), Funds From Operations As Adjusted (FFOAA) and Adjusted Funds From Operations (AFFO)
The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition.

In addition to FFO, the Company presents FFOAA and AFFO. FFOAA is presented by adding to FFO severance expense, transaction costs, provision (benefit) for credit losses, net, costs associated with loan refinancing or payoff, preferred share redemption costs and impairment of operating lease right-of-use assets and subtracting sale participation income, gain on insurance recovery and deferred income tax (benefit) expense. AFFO is presented by adding to FFOAA non-real estate depreciation and amortization, deferred financing fees amortization and share-based compensation expense to management and Trustees; and subtracting amortization of above and below market leases, net and tenant allowances, maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-lined ground sublease expense), and the non-cash portion of mortgage and other financing income.

FFO, FFOAA and AFFO are widely used measures of the operating performance of real estate companies and are provided here as supplemental measures to GAAP net income available to common shareholders and earnings per share, and management provides FFO, FFOAA and AFFO herein because it believes this information is useful to investors in this regard. FFO, FFOAA and AFFO are non-GAAP financial measures. FFO, FFOAA and AFFO do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered alternatives to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO, FFOAA and AFFO the same way so comparisons with other REITs may not be meaningful.

The following table summarizes FFO, FFOAA and AFFO for the three months and years ended December 31, 2023 and 2022 and reconciles such measures to net income available to common shareholders, the most directly comparable GAAP measure:

EPR Properties
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
FFO:
Net income available to common shareholders of EPR Properties	$39,489	$36,287	$148,901	$152,088
Loss (gain) on sale of real estate	3,612	(347)	2,197	(651)
Impairment of real estate investments, net (1)	2,694	21,030	67,366	25,381
Real estate depreciation and amortization	40,501	41,100	167,219	162,821
Allocated share of joint venture depreciation	2,344	1,833	8,876	7,409
Impairment charges on joint ventures (1)	—	—	—	647
FFO available to common shareholders of EPR Properties	$88,640	$99,903	$394,559	$347,695

FFO available to common shareholders of EPR Properties	$88,640	$99,903	$394,559	$347,695
Add: Preferred dividends for Series C preferred shares	1,938	1,938	7,752	7,752
Add: Preferred dividends for Series E preferred shares	1,938	1,939	7,752	7,756
Diluted FFO available to common shareholders of EPR Properties	$92,516	$103,780	$410,063	$363,203

FFOAA:
FFO available to common shareholders of EPR Properties	$88,640	$99,903	$394,559	$347,695
Severance expense	—	—	547	—
Transaction costs	401	993	1,554	4,533
Provision (benefit) for credit losses, net	1,285	1,369	878	10,816
Impairment of operating lease right-of-use assets (1)	—	1,968	—	1,968
Sale participation income (included in other income)	—	(9,134)	—	(9,134)
Gain on insurance recovery (included in other income)	—	—	—	(552)
Deferred income tax benefit	(86)	(132)	(344)	(169)
FFOAA available to common shareholders of EPR Properties	$90,240	$94,967	$397,194	$355,157

FFOAA available to common shareholders of EPR Properties	$90,240	$94,967	$397,194	$355,157
Add: Preferred dividends for Series C preferred shares	1,938	1,938	7,752	7,752
Add: Preferred dividends for Series E preferred shares	1,938	1,939	7,752	7,756
Diluted FFOAA available to common shareholders of EPR Properties	$94,116	$98,844	$412,698	$370,665

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

AFFO:
FFOAA available to common shareholders of EPR Properties	$90,240	$94,967	$397,194	$355,157
Non-real estate depreciation and amortization	191	203	814	831
Deferred financing fees amortization	2,188	2,109	8,637	8,360
Share-based compensation expense to management and trustees	4,359	4,114	17,512	16,666
Amortization of above and below market leases, net and tenant allowances	(79)	(90)	(535)	(355)
Maintenance capital expenditures (2)	(5,015)	(2,674)	(12,399)	(4,545)
Straight-lined rental revenue	(2,930)	(2,291)	(10,591)	(6,993)
Straight-lined ground sublease expense	56	581	1,099	1,692
Non-cash portion of mortgage and other financing income	(535)	(120)	(1,088)	(473)
AFFO available to common shareholders of EPR Properties	$88,475	$96,799	$400,643	$370,340

AFFO available to common shareholders of EPR Properties	$88,475	$96,799	$400,643	$370,340
Add: Preferred dividends for Series C preferred shares	1,938	1,938	7,752	7,752
Add: Preferred dividends for Series E preferred shares	1,938	1,939	7,752	7,756
Diluted AFFO available to common shareholders of EPR Properties	$92,351	$100,676	$416,147	$385,848

FFO per common share:
Basic	$1.18	$1.33	$5.24	$4.64
Diluted	1.16	1.31	5.15	4.60
FFOAA per common share:
Basic	$1.20	$1.27	$5.28	$4.74
Diluted	1.18	1.25	5.18	4.69
AFFO per common share:
Basic	$1.17	$1.29	$5.32	$4.94
Diluted	1.16	1.27	5.22	4.89
Shares used for computation (in thousands):
Basic	75,330	75,022	75,260	74,967
Diluted	75,883	75,111	75,715	75,043

Weighted average shares outstanding-diluted EPS	75,883	75,111	75,715	75,043
Effect of dilutive Series C preferred shares	2,293	2,261	2,283	2,250
Effect of dilutive Series E preferred shares	1,663	1,664	1,663	1,664
Adjusted weighted average shares outstanding-diluted Series C and Series E	79,839	79,036	79,661	78,957
Other financial information:
Dividends per common share	$0.8250	$0.8250	$3.3000	$3.2500

(1) Impairment charges recognized during the year ended December 31, 2022 totaled $28.0 million, which was comprised of $25.4 million of impairments of real estate investments, a $2.0 million impairment of an operating lease right-of-use asset and $0.6 million of impairments on joint ventures.
(2) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.

The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares would be dilutive to FFO, FFOAA and AFFO per share for the three months and years ended December 31, 2023 and 2022. Therefore, the additional common shares that would result from the conversion and the corresponding add-back of the preferred dividends declared on those shares are included in the calculation of diluted FFO, FFOAA and AFFO per share for those periods.

Net Debt
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net, and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Gross Assets
Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated depreciation and reduced for cash and cash equivalents. By excluding accumulated depreciation and reducing cash and cash equivalents, the result provides an estimate of the investment made by the Company. The Company believes that investors commonly use versions of this calculation in a similar manner. The Company's method of calculating Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Net Debt to Gross Assets Ratio
Net Debt to Gross Assets Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate capital structure and the magnitude of debt to gross assets. The Company believes that investors commonly use versions of this ratio in a similar manner. The Company's method of calculating the Net Debt to Gross Assets Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

EBITDAre
NAREIT developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from dispositions of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure because it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Adjusted EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and because it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding sale participation income, gain on insurance recovery, severance expense, transaction costs, provision (benefit) for credit losses, net, impairment losses on operating lease right-of-use assets and prepayment fees.

The Company's method of calculating Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Net Debt to Adjusted EBITDAre Ratio
Net Debt to Adjusted EBITDAre Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate our capital structure and the magnitude of our debt against our operating performance. The Company believes that investors commonly use versions of this ratio in a similar manner. In addition, financial institutions use versions of this ratio in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating the Net Debt to Adjusted EBITDAre Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Reconciliations of debt, total assets and net income (all reported in accordance with GAAP) to Net Debt, Gross Assets, Net Debt to Gross Assets Ratio, EBITDAre, Adjusted EBITDAre and Net Debt to Adjusted EBITDAre Ratio (each of which is a non-GAAP financial measure), as applicable, are included in the following tables (unaudited, in thousands except ratios):

	December 31,
	2023	2022
Net Debt:
Debt	$2,816,095	$2,810,111
Deferred financing costs, net	25,134	31,118
Cash and cash equivalents	(78,079)	(107,934)
Net Debt	$2,763,150	$2,733,295

Gross Assets:
Total Assets	$5,700,885	$5,758,701
Accumulated depreciation	1,435,683	1,302,640
Cash and cash equivalents	(78,079)	(107,934)
Gross Assets	$7,058,489	$6,953,407

Debt to Total Assets Ratio	49%	49%
Net Debt to Gross Assets Ratio	39%	39%

	Three Months Ended December 31,
	2023	2022
EBITDAre and Adjusted EBITDAre:
Net income	$45,529	$42,329
Interest expense, net	30,337	31,879
Income tax expense	667	86
Depreciation and amortization	40,692	41,303
Loss (gain) on sale of real estate	3,612	(347)
Impairment of real estate investments, net (1)	2,694	21,030
Allocated share of joint venture depreciation	2,344	1,833
Allocated share of joint venture interest expense	1,879	2,215
EBITDAre	$127,754	$140,328

Sale participation income (2)	—	(9,134)
Transaction costs	401	993
Provision (benefit) for credit losses, net	1,285	1,369
Impairment of operating lease right-of-use assets (1)	—	1,968
Adjusted EBITDAre	$129,440	$135,524

Adjusted EBITDAre (annualized) (3)	$517,760	$542,096

Net Debt/Adjusted EBITDA Ratio	5.3	5.0

(1) Impairment charges recognized during the three months ended December 31, 2022 totaled $23.0 million, which was comprised of $21.0 million of impairments of real estate investments and $2.0 million of impairments of operating lease right-of-use assets.
(2) Included in other income in the accompanying consolidated statements of income and comprehensive income for the quarter. Other income includes the following:
	Three Months Ended December 31,
	2023	2022
Income from settlement of foreign currency swap contracts	$243	$246
Sale participation income	—	9,134
Operating income from operated properties	11,809	7,325
Miscellaneous income	16	51
Other income	$12,068	$16,756

(3) Adjusted EBITDA for the quarter is multiplied by four to calculate an annualized amount but does not include the annualization of investments put in service, acquired or disposed of during the quarter, as well as the potential earnings on property under development, the annualization of percent rent and adjustments for other items.

Total Investments
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of real estate investments (before accumulated depreciation), land held for development, property under development, mortgage notes receivable and related accrued interest receivable, net, investment in joint ventures, intangible assets, gross (before accumulated amortization and included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested. Our method of calculating total investments may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. A reconciliation of total assets (computed in accordance with GAAP) to total investments is included in the following table (unaudited, in thousands):

	December 31, 2023	December 31, 2022
Total assets	$5,700,885	$5,758,701
Operating lease right-of-use assets	(186,628)	(200,985)
Cash and cash equivalents	(78,079)	(107,934)
Restricted cash	(2,902)	(2,577)
Accounts receivable	(63,655)	(53,587)
Add: accumulated depreciation on real estate investments	1,435,683	1,302,640
Add: accumulated amortization on intangible assets (1)	30,589	23,487
Prepaid expenses and other current assets (1)	(22,718)	(33,559)
Total investments	$6,813,175	$6,686,186

Total Investments:
Real estate investments, net of accumulated depreciation	$4,537,359	$4,714,136
Add back accumulated depreciation on real estate investments	1,435,683	1,302,640
Land held for development	20,168	20,168
Property under development	131,265	76,029
Mortgage notes and related accrued interest receivable, net	569,768	457,268
Investment in joint ventures	49,754	52,964
Intangible assets, gross (1)	65,299	60,109
Notes receivable and related accrued interest receivable, net (1)	3,879	2,872
Total investments	$6,813,175	$6,686,186

(1) Included in other assets in the accompanying consolidated balance sheet. Other assets include the following:

	December 31, 2023	December 31, 2022
Intangible assets, gross	$65,299	$60,109
Less: accumulated amortization on intangible assets	(30,589)	(23,487)
Notes receivable and related accrued interest receivable, net	3,879	2,872
Prepaid expenses and other current assets	22,718	33,559
Total other assets	$61,307	$73,053

About EPR Properties
EPR Properties (NYSE:EPR) is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues that create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have total assets of approximately $5.7 billion (after accumulated depreciation of approximately $1.4 billion) across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Annual Report on Form 10-K is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our guidance, our capital resources and liquidity, our pursuit of growth opportunities, the timing of transaction closings and investment spending, our expected cash flows, the performance of our customers, our expected cash collections and our results of operations and financial condition. The forward-looking statements presented herein are based on the Company's current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance that the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 816-472-1700
www.eprkc.com